Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (Nos. 333-198139 and 333-198140) of Paragon Offshore plc of our report dated March 12, 2015 relating to the financial statements, which appear in this Form 10‑K.

PricewaterhouseCoopers LLP
Houston, Texas
March 12, 2015